AGREEMENT AND PLAN OF MERGER

                          dated as of August 11, 2000

                                  by and among

                                Zale Corporation

                             Jewelry Expansion Corp.

                                       and

                              Piercing Pagoda, Inc.






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                                TABLE OF CONTENTS
                                                           Page

ARTICLE I THE OFFER.........................................23
1.01 The Offer..............................................23
1.02  Company Actions.......................................25
1.03  Board of Directors and Committees; Section 14(f)......26
ARTICLE II THE MERGER.......................................27
2.01  The Merger............................................27
2.02  Effective Time........................................27
2.03  Effects of the Merger.................................27
2.04  Certificate of Incorporation and By-Laws..............27
2.05  Directors.............................................27
2.06  Officers..............................................28
2.07  Conversion of Shares..................................28
2.08  Employee Stock Options................................28
2.09  Conversion of Purchaser Common Stock..................28
2.10  Stockholders' Meeting.................................28
2.11  Merger Without Meeting of Stockholders................29
2.12  Closing...............................................29
ARTICLE III DISSENTING SHARES; EXCHANGE OF SHARES...........30
3.01  Dissenting Shares.....................................30
3.02  Exchange of Shares....................................30
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY....31
4.01  Organization..........................................31
4.02  Capitalization; Subsidiaries..........................31
4.03  Authority Relative to this Agreement..................32
4.04  Absence of Certain Changes............................33
4.05  No Undisclosed Liabilities............................33
4.06  Reports...............................................33
4.07  Offer Documents; Proxy Statements; Other Information..34
4.08  Consents and Approvals; No Violation..................34
4.09  Litigation, etc.......................................35
4.10  Title to Properties; Encumbrances.....................35
4.11  Benefit Plans.........................................36
4.12  Compliance With Agreements; Law.......................38
4.13  Patents, Trademarks, Trade Names, etc.................38
4.14  Taxes.................................................39
ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER   43
5.01  Organization and Good Standing........................43
5.02  Authority Relative to this Agreement..................43
5.03  Consents and Approvals; No Violation..................44
5.04  Offer Documents; Proxy Statement......................44
5.05  Financing.............................................45
ARTICLE VI COVENANTS........................................45
6.01  Conduct of Business of the Company....................45
6.02  No Solicitation, etc..................................46
6.03  Access to Information.................................49
6.04 Reasonable Best Efforts................................49
6.05  Public Announcements..................................50
6.06  Indemnification; Insurance............................50
6.07  Employment Contracts, Benefits, etc...................51
6.08  Purchase of Shares....................................52



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6.09  Notification of Certain Matters.......................52
ARTICLE VII CONDITIONS TO CONSUMMATION OF THE MERGER........53
7.01  Conditions to Each Party's Obligation to Effect the Merger   53
ARTICLE VIII TERMINATION; AMENDMENTS; WAIVER................53
8.01  Termination...........................................53
8.02  Effect of Termination.................................56
8.03  Amendment.............................................57
8.04  Extension; Waiver.....................................57
ARTICLE IX MISCELLANEOUS....................................57
9.01  Survival of Representations and Warranties............57
9.02  Brokerage Fees and Commissions........................58
9.03  Entire Agreement; Assignment..........................58
9.04  Validity..............................................58
9.05  Notices...............................................58
9.06  Governing Law.........................................59
9.07  Descriptive Headings..................................59
9.08  Counterparts..........................................60
9.09  Expenses..............................................60
9.10  Third Party Beneficiaries.............................60
9.11  Certain Definitions...................................60
9.12  Consent to Jurisdiction...............................61
9.13  Construction; Interpretation..........................61
Conditions of the Offer.....................................63
Agreement and Plan of Merger................................66





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                          AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER, dated as of August 11, 2000, by and among Piercing Pagoda, Inc., a Delaware corporation (the "Company"), Zale Corporation, a Delaware corporation ("Parent"), and Jewelry Expansion Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser").

                             W I T N E S S E T H :

        WHEREAS, the Boards of Directors of Parent, Purchaser and the Company deem it advisable and in the best interests of the respective stockholders of such corporations to effect the merger of the Purchaser with and into the Company (the "Merger") upon the terms and subject to the conditions set forth herein; and

        WHEREAS, the respective Boards of Directors of Parent, Purchaser and the Company have approved the acquisition of the Company by Parent and, in furtherance of such acquisition, Parent proposes to cause Purchaser to make a cash tender offer for all of the issued and outstanding shares of common stock, par value $.01 per share (the "Common Stock"), of the Company, on the terms specified herein and the Board of Directors of the Company has approved the tender offer and recommended that it be accepted by the stockholders of the Company.

        WHEREAS, certain stockholders of the Company have indicated their intention to execute and deliver a Tender and Voting Agreement, in the form attached hereto as Exhibit A (the "Tender and Voting Agreement"), pursuant to which, subject to the terms and conditions contained therein, such stockholders shall tender all Shares owned by them into the Offer and vote their shares of Common Stock in favor of the transactions contemplated by this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements hereinafter contained, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby the parties hereto agree as follows:

                               ARTICLE ITHE OFFER

      SECTION 1.01 The Offer.

             (a) Provided that this Agreement shall not have been terminated in accordance with Article VIII hereof and so long as none of the events set forth in Annex A hereto shall have occurred or be continuing, Purchaser shall, and Parent shall cause Purchaser to, as promptly as practicable commence (within the meaning of the applicable rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) an offer to purchase for cash (the "Offer") any and all of the issued and outstanding shares of Common Stock (the "Shares") at a price of $21.50 per Share, net to


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        the  seller  in  cash.  For  purposes  of  this   Agreement,   the  term
        "Transaction Consideration" shall mean $21.50 per Share in cash or any higher price as shall be paid in respect of the Shares in the Offer. The obligations of Purchaser to commence the Offer and to accept for payment and to pay for any Shares tendered shall be subject to only the conditions set forth in Annex A hereto (any or all of which may, subject to the provisions hereof, be waived by Parent or Purchaser, subject to applicable law). The initial expiration date of the Offer shall be the 20th business day following the commencement of the Offer determined using Rule 14d-2 under the Exchange Act, unless this Agreement is terminated in accordance with Article VIII, in which case the Offer (whether or not previously extended in accordance with the terms hereof) shall expire on such date of termination. Without the prior written consent of the Company, Purchaser shall not (i) decrease the Transaction Consideration, (ii) decrease the number of Shares to be purchased in the Offer, (iii) change the form of consideration payable in the Offer, (iv) add to or change the conditions to the Offer set forth in Annex A, (v) waive the Minimum Condition (as defined in Annex A) or (vi) make any other change in the terms or conditions of the Offer in any manner materially adverse to the holders of Shares. Notwithstanding the foregoing, Purchaser may, without the consent of the Company, (i) extend the Offer in increments of not more than ten business days each, if at the then scheduled expiration date of the Offer any of the conditions to Purchaser's obligation to purchase Shares are not satisfied, until such time as such conditions are satisfied or waived, (ii) extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer and
        (iii) make available a subsequent offering period (within the meaning of Rule 14d-11 under the Exchange Act). Without limiting the right of Purchaser to extend the Offer, provided that this Agreement shall not have been terminated in accordance with Article VIII hereof, if the conditions set forth in Annex A are not satisfied or, to the extent permitted hereby, waived by Purchaser as of the date the Offer would otherwise have expired, then, except to the extent that such conditions are incapable of being satisfied, at the request of the Company Purchaser will extend the Offer from time to time until the earlier of the consummation of the Offer or the Final Date (as defined in Section 9.11). Purchaser shall, subject to the terms and conditions of the Offer, accept for payment Shares validly tendered and not withdrawn promptly after expiration of the Offer in compliance with Rule 14e-1(c) promulgated under the Exchange Act.

             (b) On the date the Offer is commenced, Parent and Purchaser shall file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer, which shall contain an offer to purchase and a related letter of transmittal and summary advertisement (such Schedule TO and the documents included therein pursuant to which the Offer will be made, together with any amendments or supplements thereto, the "Offer Documents"). The Company and its counsel shall be given an opportunity to review the Offer Documents prior to their being filed with the SEC. Each of Parent, Purchaser and the Company shall promptly correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become


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        false or  misleading  in any  material  respect,  and each of Parent and
        Purchaser shall take all steps necessary to amend or supplement the Offer Documents and to cause the Offer Documents as so amended or supplemented to be filed with the SEC and to be disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. Parent and Purchaser shall provide the Company and its counsel in writing with any comments Parent, the Purchaser or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

        SECTION 1.02 Company Actions. Subject to the right of the Board of Directors of the Company to take action permitted by Section 6.02(b), the Company hereby consents to the Offer and represents that (a) its Board of Directors (at a meeting duly called and held) has duly adopted resolutions unanimously (i) declaring that each of the Offer and the Merger is in the best interests of the Company and its stockholders and is advisable and fair to the stockholders of the Company, (ii) approving the Offer and the Merger and approving this Agreement and the Tender and Voting Agreement, and (iii) recommending acceptance of the Offer and approval and adoption of the Agreement by the stockholders of the Company and (b) ING Barings has delivered to the Company's Board of Directors its opinion that the cash consideration to be received by the holders of the Common Stock in the Offer and the Merger is fair to such stockholders from a financial point of view. The Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Company's Board of Directors described above in this Section 1.02, and shall not withdraw or modify such recommendation, except in accordance with Section 6.02(b). The Company shall provide for inclusion in the Offer Documents any information reasonably requested by Parent or Purchaser, and to the extent requested by Parent or Purchaser, the Company shall cooperate in the preparation of the Offer Documents. As soon as practicable on or prior to the later of (x) as soon as practicable after the date the Offer Documents are filed with the SEC or (y) seven business days after the date of this Agreement, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer, including an appropriate information statement ("Information Statement") under Rule 14f-1 (such Schedule 14D-9 and Information Statement, as amended from time to time, the "Schedule 14D-9") and shall mail the Schedule 14D-9 to the holders of Shares. The Schedule 14D-9 shall contain the recommendation described above, unless such recommendation has been withdrawn or modified in accordance with Section 6.02(b). Parent and its counsel shall be given a reasonable opportunity to review the Schedule 14D-9 prior to its being filed with the SEC. Each of Parent, Purchaser and the Company shall promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and to be disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. The Company shall provide Parent and its counsel in writing with any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments. In connection with the Offer, provided that this Agreement shall not have been terminated in accordance with Article VIII hereof, the Company will, or will cause its transfer agent to, promptly furnish Purchaser with


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mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of the Shares as of the most recent practicable date, and shall furnish Purchaser with such additional information (including, but not limited to, updated lists of holders of the Shares and their addresses, mailing labels and lists of security positions) and assistance as Purchaser or its agents may reasonably request in communicating the Offer to the stockholders of the Company. Subject to the requirements of law, and except for such steps as are necessary to disseminate the Offer Documents, Parent and Purchaser shall hold in confidence the information contained in any of such labels and lists and the additional information referred to in the preceding sentence, will use such information only in connection with the Offer and, if this Agreement is terminated, will upon request deliver to the Company all copies of such information then in its possession.

        SECTION 1.03 Board of Directors and Committees; Section 14(f).

             (a) Subject to the requirements of applicable law, promptly upon the purchase by Purchaser of Shares pursuant to the Offer and from time to time thereafter, Purchaser shall be entitled to designate up to such number of directors, rounded up to the next whole number, on the Board of Directors of the Company (the "Board") as will give Purchaser representation on the Board equal to the product of the number of directors on the Board, after giving effect to such representation, and the percentage that such number of Shares so purchased bears to the total number of issued and outstanding Shares, and the Company shall use its reasonable best efforts to, upon request by Purchaser, promptly, at the Company's election, either increase the size of the Board or secure the resignation of such number of directors as is necessary to enable Purchaser's designees to be elected to the Board and shall cause Purchaser's designees to be so elected. At such times the Company will use its reasonable best efforts to cause individuals designated by Purchaser to constitute the same percentage as is on the Board of (i) each committee of the Board (other than any committee of the Board established to take action under this Agreement), (ii) each board of directors of each subsidiary of the Company designated by Purchaser and
        (iii) each committee of each such board. Notwithstanding the foregoing, the Company shall use its reasonable best efforts to ensure that all of the members of the Board and its committees and such boards and committees of the Company's subsidiaries, as of the date hereof who are not employees of the Company and who are not otherwise affiliated with Purchaser shall remain members of the Board and such boards and committees until the Effective Time (as defined in Section 2.02).

             (b) The Company's obligations to appoint designees to the Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.03, including mailing to its stockholders an Information Statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 thereunder. Parent or Purchaser will supply to the Company in writing and be solely responsible for any information so supplied with respect to any of them and their nominees,


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        officers,  directors and  affiliates  required by Section 14(f) and Rule
        14f-1 to be included in the Information Statement.

             (c) Following the election or appointment of Purchaser's designees pursuant to this Section 1.03 and prior to the Effective Time, any amendment of this Agreement or the Restated Certificate of Incorporation or By-Laws of the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or Purchaser or waiver of any of the Company's rights hereunder, will require the concurrence of a majority of the directors of the Company then in office who are neither designated by Purchaser, employees of the Company or any of its subsidiaries nor otherwise affiliated with Purchaser.

        SECTION 1.04 Company Board Approval Under Section 203 the General Corporation Law of the State of Delaware (the "DGCL"). On or prior to the date hereof, the Company's Board of Directors shall have approved this Agreement and taken all other necessary actions under Section 203 of the DGCL to cause the transactions contemplated hereby, not to be governed by such Section 203 of the DGCL or be subject thereto.

                              ARTICLE IITHE MERGER

        SECTION 2.01 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the DGCL, Purchaser shall be merged with and into the Company as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article VII hereof. Following the Merger the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Purchaser shall cease.

        SECTION 2.02 Effective Time. The Merger shall be consummated, as and when provided in Section 2.12 hereof, by filing with the Secretary of State of the State of Delaware a certificate of merger or a certificate of ownership and merger in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL (the time of such filing being the "Effective Time").

        SECTION 2.03 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL and from and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities, liabilities and duties of the Company and Purchaser. As of the Effective Time, the Company shall be a wholly owned subsidiary of Parent.

        SECTION 2.04 Certificate of Incorporation and By-Laws. The Restated Certificate of Incorporation and the By-Laws of the Company shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation until thereafter changed or amended as provided therein or by law.

        SECTION 2.05 Directors. The directors of Purchaser immediately prior to the Effective Time shall constitute the Board of Directors of the Surviving Corporation until their respective successors are duly elected and qualified.



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        SECTION 2.06 Officers.  The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly elected and qualified.

        SECTION 2.07 Conversion of Shares. Each Share issued and outstanding immediately prior to the Effective Time (other than Shares held by Parent, the Company or any subsidiary of Parent or of the Company, which shall be canceled and retired and cease to exist, and Dissenting Shares (as hereinafter defined)) shall, by virtue of the Merger and without any action on the part of the holder thereof, shall be converted into the right to receive the Transaction Consideration in respect of such Shares in cash, payable to the holder thereof, without interest thereon, upon surrender of the certificate representing such Share. The Company acknowledges and agrees that payment of the Transaction Consideration to the stockholders of the Company in respect of the foregoing conversion of Shares in the Merger shall be subject to applicable withholding taxes, if any.

        SECTION 2.08 Employee Stock Options. Immediately prior to the Effective Time, all outstanding options to purchase Shares granted by the Company (whether or not then presently exercisable) (the "Options") will be canceled and in consideration of such cancellation each holder thereof will be entitled to receive a payment in cash (subject to any applicable withholding taxes), at the Effective Time, equal to the product of (i) the total number of Shares subject to the Option (including Options not currently exercisable) and (ii) the excess, if any, of the Transaction Consideration over the exercise price per Share subject to such Option. If and to the extent required by the terms of the plans governing such Options or pursuant to the terms of any Option granted thereunder, each of Parent and the Company shall use its reasonable best efforts to obtain the consent of each holder of outstanding Options to the foregoing treatment of such Options.

        SECTION 2.09 Conversion of Purchaser Common Stock. Each share of common stock, par value $.01 per share, of Purchaser issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for one share of common stock of the Surviving Corporation.

        SECTION 2.10 Stockholders' Meeting. If required by applicable law, in order to consummate the Merger, the Company, acting through its Board, shall:

             (a) duly call, give notice of, convene and hold a special meeting (the "Special Meeting") of its stockholders as soon as practicable following the expiration or termination of the Offer at which this Agreement shall be submitted to the Company's stockholders for the purpose of acting on this Agreement;

             (b) use its reasonable efforts to prepare and file a preliminary Proxy Statement with the SEC, and after consultation with Parent, to respond promptly to comments of the SEC, if any, in connection therewith and to furnish all information regarding the Company required in the definitive Proxy Statement and to cause the Proxy Statement to be mailed to its


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        stockholders at the earliest practicable time following the expiration or termination of the Offer;

             (c) Subject to the Board's fiduciary duties under applicable law, the Board shall recommend that the stockholders of the Company vote in favor of approval and adoption of this Agreement at the Special Meeting, and shall cause such recommendation to be included in the Proxy Statement;

             (d) use its reasonable efforts deemed necessary and advisable to secure the vote of stockholders required by applicable law, the Company's Restated Certificate of Incorporation and the Company's By-Laws for adoption of this Agreement by the Company's stockholders. Parent agrees that, at the Special Meeting, it shall cause all of the Shares then owned by Parent, Purchaser or any other direct or indirect subsidiary of Parent to be voted for adoption of this Agreement.

        SECTION 2.11 Merger Without Meeting of Stockholders. Notwithstanding the foregoing, in the event that Purchaser, or any other direct or indirect subsidiary of Parent, shall acquire at least ninety percent (90%) of the outstanding Shares, the parties hereto agree, at the request of Parent or Purchaser, to take all necessary and appropriate action to cause the Merger to become effective, as soon as practicable after the expiration of the Offer, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

        SECTION 2.12 Closing. Upon the terms and subject to the conditions hereof, as soon as practicable after consummation of the Offer and after the vote of the stockholders of the Company in favor of the approval of this
Agreement has been obtained, if applicable, the Company shall execute in the manner required by the DGCL and deliver to the Secretary of State of the State of Delaware a duly executed and verified certificate of merger as required by the DGCL (or Purchaser shall execute in the manner required by the DGCL and deliver to the Secretary of State of the State of Delaware a duly executed and verified certificate of ownership and merger) and the parties shall take such other and further actions as may be required by law to make the Merger effective. Prior to the filings referred to in this Section 2.12, a closing (the "Closing") will be held at the offices of Wolf, Block, Schorr and Solis-Cohen,LLP, 250 Park Avenue, New York, NY 10177 (or such other place as the parties may agree) for the purpose of confirming all of the foregoing.




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               ARTICLE IIIDISSENTING SHARES; EXCHANGE OF SHARES

        SECTION 3.01 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares which are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who object to the Merger and comply with all of the relevant provisions of Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the consideration provided in Section 2.07 of this Agreement but shall instead be entitled to receive payment of the appraised value of such Shares in accordance with the relevant provisions of such Section 262, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal and payment under the DGCL. If any such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, such holder's Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the consideration provided in Section 2.07.

        SECTION 3.02 Exchange of Shares.

             (a) Prior to the Effective Time, Parent shall designate a bank or trust company or similar entity reasonably acceptable to the Company which is authorized to exercise corporate trust or stock powers to act as Exchange Agent in the Merger (the "Exchange Agent"). At the Effective Time, Parent will provide the Exchange Agent funds necessary to make the cash payments contemplated by Section 2.07.

             (b) Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"), one or more forms of a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificate or payment therefor. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor, and Parent shall cause the Exchange Agent to promptly so pay, cash in an amount equal to the product of the number of Shares represented by such Certificate multiplied by the amount of the Transaction Consideration with respect to Shares, and such Certificate shall then be canceled. No interest will be paid or accrued on the cash payable upon the surrender of any Certificate. If payment is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 3.02, each Certificate (other than Certificates representing Shares held by Parent or any subsidiary of Parent or of the Company and Dissenting Shares) shall represent for all purposes the right to receive the Transaction Consideration in cash multiplied by the number of Shares evidenced by such Certificate, without any interest thereon. Any funds remaining with the Exchange Agent one year following the Effective Time shall be returned to Parent after which time former stockholders of the Company, subject to applicable law, shall look only to Parent for payment of amounts due hereunder, without interest thereon.

             (c) After the Effective Time there shall be no transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for cash as provided in Article II and this Article III.

            ARTICLE IVREPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth in the disclosure schedule delivered to Parent by the Company prior to the execution of this Agreement, with specific reference to the section of this Agreement to which the information stated in such disclosure relates (the "Disclosure Schedule") (provided that any section thereof shall each be deemed to include all disclosures set forth in other sections of the Disclosure Schedule as and to the extent the context of such disclosures makes it readily apparent, if read in the context of such other section, that such disclosures are applicable to such other section), the Company represents and warrants to Parent and Purchaser as follows:

        SECTION 4.01 Organization. Each of the Company and its subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and each such entity has all requisite corporate power and corporate authority (or limited liability company power and authority, as the case may be) to own, operate and lease its respective properties and to carry on its businesses as they are being conducted on the date of this Agreement. The Company and each of its subsidiaries is duly qualified and in good standing in each jurisdiction in which the nature of the property owned, leased or operated by it or the nature of the business conducted by it requires such qualification except for such failures to be so qualified or in good standing which will not have a Material Adverse Effect (as defined in Section 9.11 hereof). All such jurisdictions are identified on Schedule 4.01 of the Disclosure Schedule. The Company has, prior to the date of this Agreement, made available to Parent complete and correct copies of the Company's Restated Certificate of Incorporation and the Company's By-Laws and the comparable governing documents of each of its Significant Subsidiaries (as defined in Section 4.02), in each case as amended and in full force and effect as of the date of this Agreement.

        SECTION 4.02 Capitalization; Subsidiaries. The authorized capital stock of the Company consists of 15,000,000 Shares and 3,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock"). As of the date hereof there were (a) 8,941,239 Shares issued and outstanding, (b) no shares of Preferred Stock issued and outstanding and no series of Preferred Stock has been established, (c) 254,150 Shares were held in the Company's treasury, (d) no shares of capital stock of the Company were held by the Company's subsidiaries, and (e) 934,423 Shares were reserved for future issuance as of the date hereof pursuant to Options then currently outstanding (including the currently non-exercisable portions thereof). Section
4.02 of the Disclosure Schedule sets forth a complete and accurate list of (i) the number of outstanding Options, (ii) the number of Shares which can be acquired upon the exercise of all outstanding Options, respectively, and (iii) the exercise price of each outstanding Option. Except as set forth in Section
4.02 of the Disclosure Schedule, since March 31, 2000, the Company (i) has not issued any Shares other than upon the exercise of Options, (ii) has granted no Options to purchase shares of Common Stock under the Company Benefit Plans (as defined in Section 4.11) to the Executive Officers (as defined in Section 9.11),
(iii) has not granted any stock option, stock incentive, stock purchase, restricted stock, stock appreciation right, phantom stock or other similar award to any of the Executive Officers and (iv) has not split, combined or reclassified any of its shares of capital stock. Except as set forth in Section
4.02 of the Disclosure Schedule, there are no outstanding options, warrants, calls, subscriptions or other rights or other agreements or commitments obligating the Company or any of its subsidiaries to issue, transfer or sell any shares of capital stock of the Company or any of its subsidiaries. The Company has no outstanding bonds, debentures, notes or other obligations entitling the holders thereof to vote (or which are convertible into or exercisable for securities having the right to vote) with the holders of Shares on any matter. There are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company. All issued and outstanding Shares are validly issued, fully paid and nonassessable and are not subject to, and were not issued in violation of, preemptive rights. There are no voting trusts or other agreements or understandings to which the Company is a party with respect to the voting of the capital stock of the Company or any of its subsidiaries.

        The only "Significant Subsidiaries" (as such term is defined in Rule 1-02 of Regulation S-X of the SEC ("Significant Subsidiaries") of the Company are those named in the Company Filings (as defined in Section 4.06). All of the outstanding shares of capital stock of the Company's subsidiaries are owned, directly or indirectly, by the Company free and clear of all liens, claims, options, charges, security interests or other legal and equitable rights and encumbrances of whatsoever nature. All issued and outstanding shares of capital stock of the Company's subsidiaries are validly issued, fully paid and nonassessable and are not subject to, and were not issued in violation of, preemptive rights.

        SECTION 4.03 Authority Relative to this Agreement. The Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject, in the case of the Merger, to the adoption of this Agreement by the stockholders of the Company, if required, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, in the case of the Merger, the adoption of this Agreement by the holders of Shares representing a majority of the votes which may be cast by holders of Shares). This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement has been duly authorized, executed and delivered by each of Parent and Purchaser, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        SECTION 4.04 Absence of Certain Changes. Since March 31, 2000, (a) neither the Company nor any of its subsidiaries has suffered any change or changes in the financial condition or business, results of operations, or assets which has resulted or would be likely to result in a Material Adverse Effect,
(b) the Company and its subsidiaries have conducted their business only in the ordinary course of business and in a manner consistent with past practice, and
(c) neither the Company nor any of its subsidiaries has taken any action that, if taken after the date of this Agreement, would constitute a breach of the covenants set forth in Section 6.01.

           SECTION 4.05 No Undisclosed Liabilities. Except to the extent accrued or reserved in the Company's financial statements (including the notes and schedules thereto) included in the Company Filings and publicly available prior to the date of this Agreement and as set forth in the Disclosure Schedule, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature, whether accrued, contingent, absolute or otherwise, except for those arising in the ordinary course of business consistent with past practice and that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

        SECTION 4.06 Reports. The Company has filed all required forms, reports and documents (including all prospectuses and all registration statements) with the SEC required to be filed by it with respect to all periods commencing on or after January 1, 1997 pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which have complied in all material respects with all applicable requirements of the Securities Act of 1933 (the "Securities Act") and the Exchange Act, and the rules and regulations promulgated thereunder (the "Company Filings"). None of such Company Filings, (excluding the financial statements included therein, which are dealt with in the following paragraph), nor any amendment or supplement thereto, at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        The consolidated balance sheets and the related consolidated statements of income, retained earnings and changes in financial position (including the related notes and schedules thereto) of the Company included in the Company Filings and the balance sheet of the Company as of June 30, 2000 and the statement(s) of income and cash flows of the Company for the three months ended June 30, 2000 previously provided to Parent (the "June 30 Financial Statements"), present fairly in all material respects the consolidated financial position of the Company as of their respective dates, and the results of consolidated operations and consolidated cash flows for the periods presented therein, all in conformity with generally accepted accounting principles applied on a consistent basis, except (i) as otherwise noted therein, (ii) in the case of quarterly financial statements for the quarter ended June 30, 2000, for non-material year-end audit adjustments and (iii) in the case of the quarterly financial statements to the extent they may not include footnotes or may be condensed or summary financial statements.

        SECTION 4.07 Offer Documents; Proxy Statements; Other Information. Neither the Schedule 14D-9 nor any of the information relating to the Company and its subsidiaries supplied in writing by the Company specifically for inclusion in the Offer Documents, including any amendments or supplements thereto will at the respective times the Schedule 14D-9, Offer Documents or any amendments or supplements thereto are filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Schedule 14D-9 will comply in all material respects with the Exchange Act and the rules and regulations promulgated thereunder. If a Proxy Statement is required for the consummation of the Merger under applicable law, the Proxy Statement will comply in all material respects with the Exchange Act and the rules and regulations promulgated thereunder and, at the time any such Proxy Statement is mailed to stockholders of the Company and at the time of any meeting of stockholders of the Company, such Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances, under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied in writing by Parent or Purchaser specifically for inclusion in the Proxy Statement and no representation is made by the Company with respect to any Proxy Statement or other document filed with the SEC or mailed to stockholders of the Company at any time after the Board Transition Date (as defined in Section 6.01). The letter to stockholders, notice of meeting, proxy statement and form of proxy, or the information statement, as the case may be, to be distributed to stockholders in connection with the Merger, or any schedules required to be filed with the SEC in connection therewith are collectively referred to herein as the "Proxy Statement".

        SECTION 4.08 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Restated Certificate of Incorporation or By-Laws (or other similar governing documents) of the Company or any of its subsidiaries, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority or body, except (A) in connection with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) pursuant to the Securities Act and the Exchange Act or the rules and requirements of The Nasdaq National Market System, (C) the filing of a certificate of merger (or certificate of ownership and merger) pursuant to the DGCL, (D) filings under state securities, "Blue-Sky" or takeover laws or in connection with maintaining the good standing and qualification of the Surviving Corporation following the Effective Time or (E) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate when taken together with all such other failures have a Material Adverse Effect; (iii) result in a default (or give rise to any right of termination, unilateral modification or amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company, any of its subsidiaries or any of their respective assets may be bound, except for such defaults (or rights of termination, unilateral modification or amendment, cancellation or acceleration) as to which requisite waivers or consents have been obtained prior to the date Shares are first accepted for payment under the Offer or which in the aggregate would not have a Material Adverse Effect; or (iv) violate any order, writ, injunction, decree, judgment, ordinance, statute, rule or regulation applicable to the Company, any of its subsidiaries or any of their respective properties or businesses, except for violations (other than of orders, writs, injunctions or decrees issued against the Company or any of its subsidiaries or naming the Company or any of its subsidiaries as a party) which would not in the aggregate have a Material Adverse Effect.

        SECTION 4.09 Litigation, etc. Section 4.09 of the Disclosure Schedule sets forth all claims, actions or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or their respective properties or businesses before any Governmental Authority (as defined in Section 9.11 hereof) with respect to which there is a reasonable likelihood of an adverse determination which would have a Material Adverse Effect. To the Company's knowledge, Section 4.09 of the Disclosure Schedule sets forth all pending actions or proceedings to which the Company or any of its subsidiaries is a party. Neither the Company nor any of its subsidiaries nor any of their respective properties or businesses is subject to any outstanding order, writ, judgment, stipulation, award, injunction or decree or, to the knowledge of the Company, any investigation or inquiry by, any Governmental Authority issued against the Company or any of its subsidiaries or naming the Company or any of its subsidiaries as a party which has or would have a Material Adverse Effect.

        SECTION 4.10 Title to Properties; Encumbrances. The Company and each of its subsidiaries has good title to all properties, interests in properties and assets (real and personal) reflected in the consolidated balance sheet of the Company at March 31, 2000 (except properties, interests in properties and assets sold or otherwise disposed of in the ordinary course of business since March 31,
2000) free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except liens for current taxes not yet due and payable and except for such mortgages, liens, pledges, charges or encumbrances which would not in the aggregate have a Material Adverse Effect. All leases of real property leased for the use or benefit of the Company or any of its subsidiaries to which the Company or any of its subsidiaries is a party, and all amendments and modifications thereto, are in full force and effect, and there exists no default under any such lease by the Company or any of its subsidiaries, nor any event which, with notice or lapse of time or both, would constitute a default thereunder by the Company or any subsidiary except as would not have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not cause a default under any such leases, except for the need for those consents as set forth in Section 4.10 of the Disclosure Schedule or as would not have a Material Adverse Effect.

SECTION 4.11 Benefit Plans; Labor Relations. The Company has provided in Section
4.11 of the Disclosure Schedule a complete and accurate list as of the date of this Agreement of all Company Benefit Plans (as defined herein).

             (a) With respect to each employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and any material bonus, pension, profit sharing, compensation, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, restricted stock, phantom stock, retirement, vacation, employment, severance, termination, disability, death benefit, hospitalization or insurance, plan, agreement, trust, fund, policy or arrangement (all of the foregoing being herein called the "Company Benefit Plans"), maintained or contributed to by the Company or any of its subsidiaries, the Company has made available, to the extent applicable, to Parent a true and correct copy of (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service, including all schedules and attachments, (ii) such Company Benefit Plan, including all amendments, (iii) each trust agreement and group annuity contract, if any, relating to such Company Benefit Plan, (iv) all service provider agreements, insurance contracts or agreements with investment managers in so far as each of the foregoing relates to Company Benefit Plans, (v) the current summary plan description of each Company Benefit Plan subject to ERISA, and any similar descriptions of any other Company Benefit Plan, and (vi) if applicable, the most recent favorable determination letter from the Internal Revenue Service with respect to such Company Benefit Plan.

             (b) With respect to the Company Benefit Plans, individually and in the aggregate, no event has occurred, and to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any of its subsidiaries would be subject to any liability that is reasonably likely to have a Material Adverse Effect (except liability for benefit claims and funding obligations payable in the ordinary course), under ERISA, the Code (as defined in Section 4.14(e)) or any other applicable law.

             (c) Each of the Company Benefit Plans has been operated and administered in accordance with its terms and all applicable federal and state laws and regulations, including, but not limited to, ERISA and the Code, except for such failures to so operate and administer which, individually or in the aggregate, would not be likely to have a Material Adverse Effect.

             (d) Each Company Benefit Plan intended to satisfy the requirements of a "qualified plan" under Code ss. 401(a) has received a favorable determination letter from the Internal Revenue Service and the Company and its subsidiaries are not aware of any facts or circumstances that could adversely affect the qualified status of such Company Benefit Plan.

             (e) With respect to each Company  Benefit Plan,  all  contributions
(including all employer contributions and employee salary reduction contributions) which are due have been made within the time period prescribed by ERISA and all contributions for any period prior to the earlier of the Board Transition Date or the Effective Time which are not yet due have been paid or accrued in accordance with the past custom and practices of the Company and its subsidiaries. All premiums or other payments for all periods ending prior to the earlier of the Board Transition Date or the Effective Time have been made with respect to each Company Benefit Plan which is an "employee welfare plan" as defined in ERISA.

             (f) The requirements of Part 6 of Subtitle B of Title I of ERISA and Code ss. 4980B ("COBRA") have been satisfied with respect to each Company Benefit Plan subject to COBRA. Neither the Company nor any of its subsidiaries maintains, nor is any of them obligated to provide benefits under, any life, medical or health plan which provides benefits to retired or other terminated employees other than in accordance with COBRA.

             (g) Neither the Company nor any of its subsidiaries has at any time contributed or had an obligation to contribute to any "multiple employer plan" or "multiemployer plan" as defined in ERISA and the Code. No Company Benefit Plan is subject to Title IV of ERISA.

             (h) No employer securities, employer real property or other employer property is included in the assets of any Company Benefit Plan.

             (i) Section 4.11(i) of the Disclosure Schedule sets forth all agreements of the Company and its subsidiaries that would be affected by a change of control of the Company or any of its subsidiaries, including, without limitation, any agreement with any Executive Officer or other key employee of the Company or any of its subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its subsidiaries of the nature contemplated by this Agreement, or any Company Benefit Plan, any of the benefits of which will be increased, or the vesting of benefits will be accelerated, by the occurrence of a transaction involving the Company or any of its subsidiaries of the nature contemplated by this Agreement or the value of any benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

(j) Except as disclosed in Section 4.11(j) of the Disclosure Schedule or as provided for in this Agreement, since March 31, 2000, neither the Company nor any of its subsidiaries has become a party to any oral or written (i) consulting agreement, (ii) union or collective bargaining agreement, or (iii) agreement with respect to any employee of the Company providing any term of employment or compensation guarantee, or (iv) has approved or adopted any Company Benefit Plan.

             (k) There is no (i) unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries relating to their businesses, (ii) to the knowledge of the Company, activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its subsidiaries, or (iii) lockouts, strikes, slowdowns, work stoppages or, to the knowledge of the Company, threats thereof by or with respect to such employees, except for such matters which, individually or in the aggregate, would not have or be likely to have a Material Adverse Effect. The Company is in compliance with all applicable laws and regulations regarding employment, employment practices, terms and conditions of employment and wages, except for such noncompliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

        SECTION 4.12 Compliance With Agreements; Law. Neither the Company nor any of its subsidiaries is in conflict with, or in default, breach or violation of (i) any term, provision or condition of (A) its Restated Certificate of Incorporation or By-Laws (or similar charter documents) or (B) any note, license, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company, any of its subsidiaries or any of their respective assets may be bound ("agreement"), or (ii) any judgment, order, writ, injunction, decree, stipulation, award, law, ordinance, rule or regulation of any Governmental Authority (including, but not limited to, any law, ordinance, rule or regulation relating to the protection of the environment), except for such conflicts, defaults violations or breaches in the case of clauses (i)(B) and (ii) which in the aggregate do not and would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no other party to any such agreement is, or, based on existing facts and circumstances, with the passage of time will be, in default or violation of any such agreement except for possible violations of such agreements which will not have a Material Adverse Effect. The Company and all of its subsidiaries are in possession of all licenses, permits and other governmental authorizations necessary to conduct all businesses conducted by the Company and its subsidiaries except where the failure to hold such licenses, permits and other governmental authorizations would not in the aggregate have a Material Adverse Effect. As of the date hereof, no suspension or cancellation of any of such licenses, permits, or governmental authorizations is pending or, to the knowledge of the Company, threatened, except where the suspension or cancellation of, would not, individually or in the aggregate, be likely to have a Material Adverse Effect.

        SECTION 4.13 Patents, Trademarks, Trade Names, etc. The Company or one of its subsidiaries owns, or is licensed or otherwise entitled to use, all patents, trademarks, trade names, service marks, copyrights, applications for any of the foregoing, together with all other technology, know-how, tangible or intangible proprietary information or material and formulae in the countries to which such apply, that are used in the business of the Company and its subsidiaries as currently conducted (the "Company Intellectual Property"). No claims with respect to the Company Intellectual Property have been asserted or, to the knowledge of the Company, threatened by any person, nor does the Company or any of its subsidiaries know of any valid grounds for any bona fide claims,
(i) to the effect that the sale or use of any product or process as now used or offered by the Company or any subsidiary infringes on any copyright, trade secret, patent or other intellectual property right of any person, (ii) against the use by the Company or any of its subsidiaries of any Company Intellectual Property for the operation of the business of the Company and its subsidiaries as currently conducted or presently contemplated or (iii) challenging or questioning the validity or effectiveness of any of the Company Intellectual Property. Neither the Company nor any of its subsidiaries is, or as a result of the execution, delivery or performance of the Company's obligations hereunder will be, in violation of, or lose any rights pursuant to, any license or agreement in connection with Company Intellectual Property. Except as set forth in Section 4.13 of the Disclosure Schedule, no owned Company Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any material manner the licensing thereof by the Company or any of its subsidiaries. Except as set forth in

Section 4.13 of the Disclosure Schedule, neither the Company nor any of its subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement based upon such person's manufacture, sale or use of any product, service or process incorporating any Company Intellectual Property.

        SECTION 4.14  Taxes.

(a) Each of the Company and its subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All material Taxes owed by any of the Company and its subsidiaries (whether or not shown on any Tax Return) have been paid. None of the Company and its subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of the Company and its subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of any of the Company and its subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

(b) Each of the Company and its subsidiaries has withheld and paid, in all material respects, all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(c) No director or officer (or employee responsible for Tax matters) of any of the Company and its subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of any of the Company and its subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which any of the directors and officers (and employees responsible for Tax matters) of the Company and its subsidiaries has knowledge based upon personal contact with any agent of such authority. Section 4.14(c) of the Disclosure Schedule lists all jurisdictions in which the Company and its subsidiaries filed Tax Returns relating to federal, state, local, and foreign income tax for taxable periods ended on or after March 31, 1998, and indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has made available to the Purchaser correct and complete copies of all federal, state, local and foreign income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company and its subsidiaries since December 31, 1997.

(d) None of the Company and its subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, which waiver or agreement is currently in effect.

(e)   None of the Company and its subsidiaries has filed a consent under
        Section 341(f) of the Internal Revenue Code of 1986 (the "Code") concerning collapsible corporations. None of the Company and its subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. None of the Company and its subsidiaries has been a "United States real property holding corporation" (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Each of the Company and its subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code including disclosure of listed transactions under Temporary Regulation ss. 1.6601-4T. None of the Company and its subsidiaries is a party to any Tax allocation or sharing agreement. None of the Company and its subsidiaries (A) has been a member of an "affiliated group" (as defined in Section 1504(a) of the Code, or any similar group defined under a similar provision of state, local or foreign law) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any person (other than any of the Company and its subsidiaries) under Treasury Regulation ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

             (f) Section 4.14(f) of the Disclosure Schedule sets forth the following information with respect to each of the Company and its subsidiaries (or, in the case of clause (B) below, with respect to each of the subsidiaries) as of the most recent practicable date: (A) summary deferred tax analysis for the year ended March 31, 2000; (B) the amount, for federal income tax purposes, of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company or subsidiary; and (C) the amount of any deferred gain or loss allocable to the Company or subsidiary arising out of any "deferred intercompany transaction" (as defined in Treasury Regulation ss.1.1502-13).

             (g) The unpaid Taxes of the Company and its subsidiaries (A) did not, as of the most recent fiscal month end, exceed in any material respect the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) and (B) do not exceed in any material respect that reserve as adjusted for the passage of time through the earlier of the Board Transition Date or the Effective Time in accordance with the past custom and practice of the Company and its subsidiaries in filing their Tax Returns.

             (h) For purposes of this Agreement, (i) "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and (ii) "Tax Return" shall mean any report, return, document, declaration, claim for refund, information return, or other information or filing relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      SECTION 4.15 Insurance Policies. The Company and all of its subsidiaries have obtained and maintained in full force and effect the insurance policies set forth and summarized on Section 4.15 of the Disclosure Schedule.

      SECTION 4.16 Required Vote of Company Stockholders. Unless the Merger may be consummated in accordance with Section 253 of the DGCL, the only vote of the stockholders of the Company required for adoption of this Agreement and the transactions contemplated hereby, is the affirmative vote of the holders of a majority of the outstanding Shares.

      SECTION 4.17 Material Contracts. (a) The Disclosure Schedule contains a list of the following types of contracts and agreements to which the Company or any of its subsidiaries is a party (such contracts, agreements and arrangements as are required to be set forth in the Disclosure Schedule being the "Material Contracts"):

           (i) each contract and agreement which (A) is likely to involve consideration of more than $25,000, in the aggregate, during the calendar year ending December 31, 2000, (B) is likely to involve consideration of more than $50,000, in the aggregate, over the remaining term of such contract, and which, in either case, cannot be canceled by the Company or any of its subsidiaries without penalty or further payment and without more than 90 days' notice;

           (ii) all material broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing, consulting and advertising contracts and agreements to which the Company or, to the knowledge of the Company, any of its subsidiaries is a party;

           (iii)all management contracts (excluding contracts for employment) and contracts with other consultants, including any contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any of its subsidiaries or income or revenues related to any product of the Company or any of its subsidiaries to which the Company or any of its subsidiaries is a party;

           (iv) all contracts and agreements evidencing indebtedness for borrowed money;

           (v) all material contracts and agreements with any Governmental Authority to which the Company or to the knowledge of the Company, any of its subsidiaries is a party;

           (vi) all contracts and agreements that limit, or purport to limit, the ability of the Company or any of its subsidiaries to compete in any line of business or with any person or entity or in any geographic area or during any period of time;

           (vii)all material contracts or arrangements that result in any person or entity holding a power of attorney from the Company or, to the knowledge of the Company, any of its subsidiaries that relates to the Company, any of its subsidiaries or their respective businesses; and

           (viii) all other contracts and agreements, whether or not made in the ordinary course of business, the absence of which would have a Material Adverse Effect.

      (b) Except as would not be reasonably likely to have a Material Adverse Effect, (i) each Material Contract is a legal, valid and binding agreement, and the Company is not in default of any of the Material Contracts; and none of the Material Contracts has been canceled by the other party; (ii) to the Company's knowledge, no other party is in breach or violation of, or default under, any Material Contract; (iii) the Company and its subsidiaries are not in receipt of any claim of default under any such agreement; and (iv) neither the execution of this Agreement nor the consummation of any transactions contemplated hereby shall constitute default, give rise to cancellation rights, or otherwise adversely affect any of the Company's rights under any Material Contract. The Company has furnished or made available to Parent true and complete copies of all Material Contracts, including any amendments thereto.

      SECTION 4.18 No Interference. Since March 31, 2000, none of the officers or directors of the Company or any of its subsidiaries have contacted (i) any vendor or supplier of the Company or its subsidiaries, or any other entity with whom the Company or any of its subsidiaries has a material commercial relationship concerning the transfer of such person's existing relationship with the Company to another business entity which would compete with the Company or the Surviving Corporation or (ii) any employee of the Company or its subsidiaries concerning the termination of such employee's employment with the Company and their employment with another business entity which would compete with the Company or the Surviving Corporation.

      SECTION 4.19 Opinion of Financial Adviser. The Board of Directors of the Company has received a written opinion of ING Barings to the effect that, as of the date of this Agreement, the proposed consideration to be received, in the Offer and the Merger, taken together, by the holders of Shares in the Offer and the Merger is fair to such holders of Shares from a financial point of view (the "Opinion"). The Company hereby represents that it has been authorized by ING Barings to permit the inclusion of the Opinion and references thereto, subject to customary prior review and consent by ING Barings, in the Offering Documents.

      SECTION 4.20 State Takeover Statutes. The Board of Directors of the Company has taken all necessary action so that the restrictions contained in
Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement, the Tender and Voting

      Agreement, or to the Offer, the Merger or the transactions contemplated hereby and thereby.

      SECTION 4.21 Environmental. Except as described in Section 4.21 of the Disclosure Schedule, (a) the Company is in compliance with all applicable Environmental Laws (as defined in Section 9.11) except where the failure to be in compliance would not be reasonably expected to have a Material Adverse Effect, (b) to the knowledge of the Company, none of the properties currently owned, leased or operated by the Company are contaminated with any Hazardous Substance (as defined in Section 9.11 hereof) that require remediation under applicable Environmental Laws, (c) the Company has not received any written notice that it is liable for any contamination by Hazardous Substances at any site containing Hazardous Substances generated, transported, stored, treated or disposed of by the Company, (d) there is not pending or, to the knowledge of the Company, threatened any investigation, claim or lien with respect to the Company or any of its subsidiaries under any Environmental Law, (e) the Company is in compliance with all permits, licenses and other authorizations required under any Environmental Law ("Environmental Permits") and, to the knowledge of the Company, all past non-compliance with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, costs or liability, except in the case of any of the above, where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect; and (f) neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will require any investigation, remediation or other action with respect to Hazardous Substances, or any prior notice to or prior consent of any Governmental Authority, pursuant to any applicable Environmental Law or Environmental Permit where the failure to give such notice or obtain such consent would reasonably be likely to have a Material Adverse Effect.

        ARTICLE VREPRESENTATIONS AND WARRANTIESOF PARENT AND PURCHASER

        Parent and Purchaser represent and warrant to the Company as follows:

        SECTION 5.01 Organization and Good Standing. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation.

        SECTION 5.02 Authority Relative to this Agreement. Each of Parent and Purchaser has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by Parent and Purchaser, and Parent as the sole stockholder of Purchaser, and no other corporate proceedings on the part of Parent or Purchaser are necessary to authorize this Agreement, or commence the Offer or to consummate the transactions contemplated by this Agreement (including the Offer). This Agreement has been duly and validly executed and delivered by each of Parent and Purchaser and, assuming this Agreement has been duly authorized, executed and delivered by the Company, this Agreement constitutes a valid and binding agreement of each of Parent and Purchaser, enforceable against each of Parent and Purchaser in accordance with its terms, except that (i) enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        SECTION 5.03 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Parent and Purchaser nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision or the respective Certificate of Incorporation or By-Laws (or other similar governing documents) of Parent or any of its subsidiaries, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority or body, except (x) those set forth in clauses (A) through (E) of Section 4.08 hereof or (y) where failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate when taken together with all such other failures have a material adverse effect on the financial condition, assets, liabilities, business or results of operations of Parent and its subsidiaries taken as a whole or adversely affect or impair the ability of Parent or Purchaser to perform their respective obligations hereunder; (iii) result in a default (or give rise to any right of termination, unilateral modification or amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which the Parent or any of its subsidiaries is a party, except for such defaults (or rights of termination, unilateral modification or amendment, cancellation or acceleration) which in the aggregate would not have a material adverse effect on the financial condition, assets, liabilities, business or results of operations of Parent and its subsidiaries taken as a whole or adversely affect or impair the ability of Parent or Purchaser to perform their respective obligations hereunder; or (iv) violate any order, writ, injunction, decree, judgment, ordinance, statute, rule or regulation applicable to Parent, any of its subsidiaries or any of their respective properties or businesses, except for violations (other than of orders, writs, injunctions or decrees) which would not have a material adverse effect on the financial condition, assets, liabilities, business or results of operations of Parent and its subsidiaries taken as a whole or adversely affect or impair the ability of Parent or Purchaser to perform their respective obligations hereunder.

        SECTION 5.04 Offer Documents; Proxy Statement. The Offer Documents and any amendments or supplements thereto, and the Offer will comply in all material respects with the Exchange Act. None of the information contained in the Offer Documents, including any amendments or supplements thereto, will at the respective times the Offer Documents or any amendments or supplements thereto, are filed with the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent with respect to information supplied by the Company specifically for inclusion in the Offer Documents. None of the information supplied by Parent and its affiliates specifically for inclusion in the Proxy Statement will, at the time the Proxy Statement is mailed, or, at the time of the Special Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        SECTION 5.05 Financing. Parent has the funds, either from its available cash and cash equivalents or from borrowings under its existing credit facilities, necessary to consummate the Offer and the Merger and the transactions contemplated thereby.


                               ARTICLE VICOVENANTS

           SECTION 6.01 Conduct of Business of the Company. Except as contemplated by this Agreement, during the period from the date of this Agreement to such time at which directors of the Company affiliated with or designated by Parent or Purchaser shall constitute a majority of the Board (such time, the "Board Transition Date"), the Company and its subsidiaries will each conduct its operations according to its ordinary course of business, in a manner consistent with past practice. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement, neither the Company nor any of its subsidiaries will, prior to the Board Transition Date, without the prior written consent of Parent (i) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of (A) additional shares of capital stock of any class of the Company (other than shares of Common Stock that may be issued pursuant to the Company's Employee Stock Purchase Plan in connection with amounts withheld on or before August 4, 2000) or its subsidiaries, or securities convertible into or exchangeable for any such shares, or any options, warrants, calls, subscriptions or other rights to acquire any such shares or other convertible or exchangeable securities, other than such issuance of Shares pursuant to the exercise of Options outstanding on the date hereof, or (B) any other securities in respect of, in lieu of or in substitution for, Shares outstanding on the date hereof, (ii) purchase, repurchase, redeem or otherwise acquire, or propose to purchase, repurchase, redeem or otherwise acquire, any outstanding shares of capital stock of the Company, (iii) declare, set aside or pay any dividend or distribution on any Shares, or redeem or otherwise acquire any shares of capital stock of the Company, (iv) propose or adopt any amendments to its Restated Certificate of Incorporation or By-Laws (v) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of any material assets of the Company or any subsidiary, except in the ordinary course of business and in a manner consistent with past practice; (vi) reclassify, combine, split, subdivide any of its capital stock; (vii) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof or any material amount of assets, other than pending acquisitions or minority investments, in each case publicly announced prior to the date hereof, or, with respect to the acquisition of assets, in the ordinary course of business consistent with past practice, (viii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business and in a manner consistent with past practice; (ix) authorize, or make any commitment with respect to (A) any capital expenditures in excess of $250,000 in the aggregate per month, (B) any single capital expenditure which is in excess of $50,000 or

      (C) any single capital project that is reasonably likely to cost $75,000 or more in the aggregate for the Company and the subsidiaries taken as a whole,
(D) make or direct to be made any capital investments or equity investments in any entity, other than investments in any wholly owned subsidiary, or (E) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 6.01(ix); (x) increase the compensation payable or to become payable or the benefits provided to its directors, officers or employees, except for increases in the ordinary course of business and consistent with past practice in salaries or wages of employees of the Company or any subsidiary who are not directors or Executive Officers of the Company, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or of any subsidiary, or establish, adopt, enter into or amend any collective bargaining, plan or agreement or Company Benefit Plan for the benefit of any director, officer or employee; (xi) take any action, other than actions in the ordinary course of business and consistent with past practice or as required by law, with respect to accounting policies or procedures; (xii) make any tax election or settle or compromise any United States federal, state, local or other non-United States income tax liability, except in the ordinary course of business and in a manner consistent with past practice; (xiii) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and in a manner consistent with past practice, of liabilities reflected or reserved against in the Company's balance sheet for the year ended March 31, 2000 or subsequently incurred in the ordinary course of business and consistent with past practice; (xiv) amend, modify or consent to the termination of any Material Contract of the Company, or amend, waive, modify or consent to the termination of the Company's or any subsidiary's rights thereunder, other than in the ordinary course of business and consistent with past practice; (xv) commence or settle any material litigation, suit, claim, action, proceeding or investigation; (xvi) (A) grant, confer or award any option, warrant, securities convertible into or exercisable for securities having the right to vote or any call, subscription or other right or agreement to acquire any shares of its capital stock or take any action to cause to be exercisable any otherwise unexercisable option under any Company Benefit Plan (except as otherwise specifically required by the terms of such unexercisable options or as otherwise set forth in this Agreement), (B) accelerate or waive any or all of the goals, restrictions or conditions imposed under, or (C) issue, sell, grant or award any shares of capital stock or any right to acquire shares of capital stock under any Company Benefit Plan other than pursuant to the exercise of outstanding options; or (xvii) agree in writing or otherwise to take any of the foregoing actions.

        SECTION 6.02 No Solicitation, etc.

             (a)  From the  date of this  Agreement  until  the  earlier  of the
        Effective Time or the termination of this Agreement (and payment by the Company of amounts, if any, due and payable prior to the termination of this Agreement in connection with such termination pursuant to Section 8.01(e)(iii)), the Company and its subsidiaries shall not (and shall direct all of their respective officers, directors, agents or affiliates, including without limitation any investment banker, attorney, or accountant retained by the Company or its subsidiaries not
        to) directly or indirectly (i) solicit, engage in
discussions  or  negotiate  with  any  person   (whether  such   discussions  or
        negotiations are initiated by the Company or otherwise) or take any other action intended or designed to facilitate the efforts of any person (other than Parent) including initiating, soliciting or encouraging any inquiries or the making or implementation of any proposal or offer relating to the possible acquisition of the Company (including, without limitation, any proposal or offer to the stockholders of the Company and whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets (with any such efforts by any such person, including a firm proposal to make such an acquisition, to be referred to as an "Alternative Acquisition"), (ii) provide any information with respect to the Company or afford access to the properties, books or records of the Company to any person, other than Parent, relating to a possible Alternative Acquisition by any person, other than Parent, or otherwise facilitate or assist the making of any proposal or offer relating to an Alternate Acquisition, (iii) enter into an agreement with any person, other than Parent, contemplating or providing for a possible Alternative Acquisition, or (iv) make or authorize any statement, recommendation or solicitation in support of any possible Alternative Acquisition by any person, other than by Parent. Notwithstanding the foregoing, prior to the acceptance for payment of Shares pursuant to the Offer the Company may, to the extent required by the fiduciary obligations of the Board, as determined in good faith by a majority of the disinterested members thereof after consultation with outside counsel, in response to an unsolicited bona fide written proposal for an Alternative Acquisition ("Alternative Acquisition Proposal") that was made by a person whom the Board determines, in good faith after consultation with outside counsel and an independent financial advisor, to be reasonably capable of consummating a Superior Company Proposal (as defined in Section 6.02(e)), that did not result from a breach of this Section 6.02(a), (x) furnish information with respect to the Company to the person or group making such Alternative Acquisition Proposal and its representatives pursuant to a confidentiality agreement no less restrictive than the terms of the Mutual Nondisclosure Agreement and (y) participate in discussions and negotiations with such person or group and its representatives regarding such Alternative Acquisition Proposal; provided, that, at least one (1) business day prior to taking the actions contemplated in (x) and (y) above (except that the Company shall have the right during such period to negotiate a confidentiality agreement with the person or group making such Alternative Acquisition Proposal and its representatives that is no less favorable to the Company than the Mutual Nondisclosure Agreement), the Company shall provide Parent with written notice of its right to take such action and the identity of the person making such Alternative Acquisition Proposal. Subject to the foregoing provisions of this
        Section 6.02, the Company shall, and shall cause its directors, officers, employees, agents and representatives to, cease immediately and cause to be terminated all discussions and negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to, an Alternative Acquisition Proposal.

             (b) Neither the Board nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or

        Purchaser, the approval or recommendation by the Board or any such committee of this Agreement, the Offer or the Merger, (ii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Alternative Acquisition Proposal or
        (iii) approve or recommend, or propose to approve or recommend, any Alternative Acquisition Proposal. Notwithstanding the foregoing, if, prior to the acceptance for payment of Shares pursuant to the Offer, the Board receives a Superior Company Proposal and a majority of the disinterested directors of the Company determine in good faith, after consultation with outside counsel, that it is required to do so in order to comply with their fiduciary obligations, the Board may withdraw its approval or recommendation of the Offer, the Merger and this Agreement and, in connection therewith, approve or recommend such Superior Company Proposal.

             (c) The Company shall advise Parent orally and in writing promptly (in no event more than 24 hours after the receipt thereof) of any Alternative Acquisition Proposal or any inquiry with respect to or that would be reasonably likely to lead to any Alternative Acquisition
        Proposal, the identity of the person or group making any such Alternative Acquisition Proposal or inquiry and the material terms of any such Alternative Acquisition Proposal or inquiry. The Company shall
        (i) keep Parent fully informed of the status, including any change to the details, of any such Alternative Acquisition Proposal or inquiry and
        (ii) provide to Parent promptly after receipt or delivery thereof with copies of all material correspondence and other written material sent or provided to the Company from any third party in connection with any Alternative Acquisition Proposal or sent or provided by the Company to any third party in connection with any Alternative Acquisition Proposal.

             (d) Nothing contained in this Section 6.02 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any required disclosure to the Company's stockholders if, in the good faith judgment of the Board, after consultation with outside counsel, failure so to disclose could be inconsistent with its obligations under applicable Law.

             (e) For purposes of this Agreement, "Superior Company Proposal" means any bona fide, written proposal not solicited, initiated or encouraged in violation of this Section 6.02 made by a third party to acquire all or substantially all the equity securities or assets of the Company, pursuant to a tender or exchange offer, a merger, a consolidation, a liquidation or dissolution, a recapitalization or a sale of all or substantially all its assets, (i) on terms which a majority of the disinterested directors of the Company determines, after consultation with its outside counsel and an independent financial advisor, in its good faith judgment to represent superior value, from a financial point of view for the holders of Shares than the Offer and the Merger, taking into account at the time of such determination all the terms and conditions of such proposal and this Agreement (including any proposal by Parent to amend the terms of this Agreement, the Offer and the Merger) and

        (ii) that is reasonably likely to be consummated without undue delay, taking into account all financial, regulatory, legal and other aspects of such proposal.

        SECTION 6.03 Access to Information.

             (a) Upon reasonable prior notice to the Company, the Company will give Parent and its authorized representatives reasonable access during normal business hours to the plants, offices, warehouses and other facilities and to the books and records of it and its subsidiaries, will permit Parent to make such reasonable inspections during normal business hours as it may reasonably request and will cause its officers and those of its subsidiaries to furnish Parent with such financial and operating data and other information with respect to the business and properties of the Company and its subsidiaries as Parent may from time to time reasonably request; provided, however, that all such access and inspections shall be coordinated by Parent with a designee of the Company and shall be conducted in such manner so as not to unduly interfere with the normal business operations of the Company or any of its subsidiaries. The Company shall use best efforts to make representatives of its independent accountants available for discussions with Parent's authorized representatives as they may from time to time reasonably request.

             (b) All  information  received  by Parent  and its  representatives pursuant to this Section 6.03 will be subject to the Mutual Non-Disclosure Agreement dated as of March 28, 2000 between Parent and the Company.

             (c) No investigation pursuant to this Section 6.03 (c) shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto or any condition to the Offer.

        SECTION 6.04 Reasonable Best Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to promptly effect all necessary filings under the HSR Act and use its reasonable best efforts to secure all government clearances (including by taking all reasonable steps to avoid or set aside any preliminary or permanent injunction or other order of any federal or state court of competent jurisdiction or other governmental authority). Each of the parties hereto further agrees to use its reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all other things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In particular, Parent and the Company will use their respective reasonable efforts to obtain all other consents, authorizations, orders and approvals required in connection with, and waivers of any violations, breaches and defaults that may be caused by, the consummation of the Merger or the other transactions contemplated by this Agreement, other than consents, authorizations, orders, approvals and waivers the failure to obtain which would not (A) be material to the consummation of the Merger or the other transactions contemplated by this Agreement or (B) have a Material Adverse Effect. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action, including, without limitation, providing for the sale or other disposition or the holding separate (through the establishment of a trust or otherwise) of particular assets or categories of assets, or businesses, of the Company or any of its subsidiaries.

        SECTION 6.05 Public Announcements. Parent and the Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the Offer or the Merger and shall not issue any such press release or make any such public statement without the prior consent of the other party, except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchanges or the National Association of Securities Dealers, Inc., in which case Parent or Company, as the case may be, will use its reasonable efforts to provide the other party with a reasonable time to comment on such release or statement in advance of its issuance.

        SECTION 6.06 Indemnification; Insurance.

             (a) Notwithstanding anything to the contrary in Section 2.04, Parent and Purchaser agree that all rights to indemnification existing in favor, and all limitations on the personal liability of, each present and former director, officer, employee or agent of the Company or any of its subsidiaries or a director, officer, employee, agent or trustee of any employee benefit plan for employees of the Company or any of its subsidiaries, and each person who is or was then serving in any such capacity (or any person who is or was then serving any other corporation or entity in any such capacity at the request of the Company) (individually, an "Indemnified Party" and collectively, the "Indemnified Parties") provided for in the Company's Restated Certificate of Incorporation or By-Laws or similar organizational documents of any Company subsidiary as in effect on the date of this Agreement with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect for a period of not less than six (6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim for indemnification for losses, damages or liabilities of any kind or nature incurred which is asserted or made within such period shall continue until the final disposition of such claim; provided, further, however, that the Surviving Corporation shall not be liable for any settlement effected pursuant to such indemnification provisions without its written consent (which consent shall not be unreasonably withheld or delayed); and provided further, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm (plus local counsel, if applicable) to represent them with respect to any single action at the expense of the indemnifying person unless there is, under applicable standards of professional conduct, a material conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case each Indemnified Party with respect to whom such a conflict exists (or group of such Indemnified Parties who among them have no such conflict) may retain one separate law firm . Any legal counsel referred to in the preceding sentence shall be reasonably satisfactory to the indemnifying person, and the indemnifying person shall pay the reasonable fees and expenses of such legal counsel promptly after statements therefor are received.

             (b) For a period of six (6) years after the Effective Time, Parent and the Surviving Corporation shall cause to be maintained in effect, the current directors' and officers' liability insurance covering each Indemnified Party who is currently covered by the Company's directors' and officers' liability insurance with respect to claims arising from facts or events which occurred at or prior to the Effective Time, or may substitute such other insurance as the Surviving Corporation or Parent may substitute therefor which insurance shall not be materially less favorable than such insurance maintained in effect by the Company on the date hereof in terms of coverage and amounts; provided however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 6.06(b) more than an amount per year equal to 150% of current annual premiums paid by the Company for such insurance (which premiums the Company represents and warrants to be $103,000 per annum in the aggregate).

             (c) This Section 6.06 shall survive the closing of the transactions contemplated hereby, is intended to benefit the Company, the Surviving Corporation and each of the Indemnified Parties (each of whom shall be entitled to enforce this Section 6.06 against Parent or the Surviving Corporation, as the case may be) and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

             (d) In the event the Surviving Corporation or Parent or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 6.06.

        SECTION 6.07 Employment Contracts, Benefits, etc.

             (a) Parent agrees that following the Board Transition Date it will cause the Company or the Surviving Corporation, as the case may be, to comply with the applicable terms and provisions of the employment, retirement, termination, severance and similar agreements and arrangements with officers or other employees of the Company and its subsidiaries which are in effect on the Board Transition Date, if any. The Company will not enter into any such agreement after the date hereof without Parent's prior written consent.

             (b) Parent agrees that following the Effective Time it will, or will cause the Surviving Corporation and its subsidiaries to, continue to maintain the employee benefit plans (including bonus plans) for employees and former employees of the Company and its subsidiaries which are in effect on the

        Board Transition Date, or other plans that, in the aggregate, provide benefits that are substantially the same as or no less favorable to such employees than the benefits currently in effect with respect to such employees, or, in the alternative, the benefit plans in place for similarly situated employees of Parent; provided that, subject to applicable law the Company's employees shall receive full credit under such plans for years of service to the Company and shall not be subject to any waiting periods under such plans. Parent agrees that the
        Company's   employees   may  be  fully   vested   under  the   Company's
        401(k)/Profit Sharing Plan by the Effective Time. Parent agrees to provide retention and severance consistent with Parent's severance plan and retention policies and additional benefits in accordance with
        Schedule 6.07.

        SECTION 6.08 Purchase of Shares. Except pursuant to the Offer, neither Parent nor Purchaser nor any subsidiary or affiliate of Parent shall acquire beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of any Shares without the prior written consent of the Company.

        SECTION 6.09 Notification of Certain Matters.

             (a) The Company shall give prompt notice to Parent, and Parent and Purchaser shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, (ii) any failure of the Company, Parent or Purchaser, as the case may be, to comply with or satisfy in all material respects any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice or other communication from any third party alleging that the consent of such third party is required in connection with the transactions contemplated by this Agreement, or (iv) any Material Adverse Effect or material adverse effect on the financial condition, assets, liabilities, business or results of operations of Parent and its subsidiaries taken as a whole.

             (b) The Company shall confer on a regular and frequent basis with Parent with respect to the Company's and its subsidiaries' business and operations and other matters relevant to the Merger, and Parent and the Company shall promptly advise the other, orally and in writing, of any change or event, including, without limitation, any complaint, investigation or hearing by any Governmental Authority (or communication indicating the same may be contemplated) or the institution or threat of litigation, having, or which would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the financial condition, assets, liabilities, business or results of operations of Parent and its subsidiaries taken as a whole.

              ARTICLE VIICONDITIONS TO CONSUMMATION OF THE MERGER

        SECTION 7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, where permissible, prior to the Effective Time of the following conditions:

             (a) This Agreement shall have been adopted by the affirmative vote of the stockholders of the Company at the Special Meeting by the requisite vote in accordance with applicable law, if such vote is required by applicable law;

             (b) All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired;

             (c) No  statute,  rule or  regulation  shall  have been  enacted or
        promulgated  by  any   governmental   authority   which   prohibits  the
        consummation of the Merger; and

             (d) There shall be no order or injunction of a United States Federal or state court of competent jurisdiction in effect precluding consummation of the Merger.

             (e) Purchaser shall have purchased Shares validly tendered and not withdrawn pursuant to the Offer.

                  ARTICLE VIIITERMINATION; AMENDMENTS; WAIVER

        SECTION 8.01 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time notwithstanding approval thereof by the stockholders of the Company, but prior to the Effective Time:

             (a)  by mutual written consent of Parent and the Company;

             (b) by Parent if an occurrence or circumstance (except where Parent's or Purchaser's failure to fulfill any of their respective obligations under this Agreement is the cause of or resulted in such occurrence or circumstance or except where there has been a material breach of any material representation or warranty on the part of Parent or Purchaser which has not been cured) has rendered the conditions set forth in Annex A hereto incapable of being satisfied, and (i) Purchaser shall have failed to commence the Offer after the date of this Agreement or (ii) the Offer shall have been terminated or shall have expired without Purchaser having purchased any Shares pursuant to the Offer;

        (c) by either Parent or the Company if any court of competent jurisdiction or other Governmental Authority within the United States shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

             (d) by Parent prior to the purchase of Shares pursuant to the Offer, if (i) Purchaser shall discover that any representation or warranty made by the Company in this Agreement is untrue at the time such representation or warranty was made or (except for those representations and warranties made as of a particular date which need only be true and correct as of such date) shall not be true and correct as of the date of consummation of the Offer, except where the failure to be so true and correct would not have a Material Adverse Effect, provided that if any such failure to be so true and correct is capable of being cured prior to the Final Date as defined in Section 9.11, then Parent and Purchaser may not terminate this Agreement under this paragraph (d) until the Final Date, (ii) there shall have been a breach of any covenant or agreement on the part of the Company under this Agreement resulting in a Material Adverse Effect which shall not be capable of being cured prior to the Final Date, (iii) the Board of Directors or any committee thereof (x) fails to recommend approval and adoption of this Agreement and the Merger by the stockholders of the Company or withdraws or amends or modifies in a manner adverse to Parent and Purchaser its recommendation or approval in respect of this Agreement, the Offer or the Merger or (y) makes any recommendation with respect to an Alternative Acquisition other than a recommendation to reject such Alternative Acquisition or shall have resolved to do any of the foregoing or (iv) there shall not have been validly tendered and not withdrawn prior to the expiration of the Offer at least a majority of the Shares, on a fully diluted basis, and on or prior to such date a person shall have made a written Alternative Acquisition Proposal to the Company and not withdrawn such proposal;

        (e) by the Company, if (i) the Company shall discover that any representation or warranty made by Parent or Purchaser in this Agreement is untrue at the time such representation or warranty was made or (except for those representations and warranties made as of a particular date which need only be true and correct as of such date) shall not be true and correct as of the date of consummation of the Offer, except where the failure to be so true and correct would not materially adversely affect (or materially delay) the consummation of the Offer or the Merger, provided that if any such failure to be so true and correct is capable of being cured prior to the Final Date, then the Company may not terminate this Agreement under this paragraph (e) until the Final Date and unless at such time the matter has not been cured or (ii) there shall have been a material breach of any covenant or agreement in this Agreement on the part of Parent or Purchaser which materially adversely affects (or materially delays) the consummation of the Offer or the Merger which shall not be capable of being cured prior to the Final Date, or (iii) such termination is necessary to allow the Company to enter into an agreement with respect to an Alternative Acquisition Proposal in compliance with Section 6.02(b) (provided that the termination described in this clause (iii) shall not be effective unless and until the Company shall have paid to Parent in full the fee and expense reimbursement described in Section 8.02(b)); or

             (f) by the Company if there shall not have been a material breach of any representation, warranty, covenant or agreement on the part of the Company which has not been cured and (i) Purchaser shall have failed to commence the Offer within the time required by Section 1.01(a) hereof, (ii) the Offer shall have been terminated or shall have expired without the Purchaser having purchased any Shares pursuant to the Offer or (iii) Purchaser shall have failed to pay for Shares pursuant to the Offer prior to the Final Date.

      SECTION 8.02 Effect of Termination.

           (a) In the event of the termination and abandonment of this Agreement pursuant to Section 8.01 hereof, this Agreement shall forthwith become void, without liability on the part of any party hereto except as provided in this Section 8.02 and Sections 6.03(b) and 9.09 and the last sentence of Section 1.02, and except that nothing herein shall relieve any party from liability for any breach of this Agreement. Notwithstanding the foregoing, neither Parent or Purchaser, on the one hand, nor the Company, on the other hand, shall have any rights with respect to the recovery of expenses, except as provided for in Sections 8.02(b)(i) and 8.02(b)(ii), respectively.

           (b)(i) If Parent or Purchaser shall have terminated this Agreement pursuant to Section 8.01(d)(i) or 8.01(d)(ii), 8.01(d)(iii), or the
      Company shall have terminated this Agreement pursuant to Section 8.01(e)(iii), then the Company shall promptly reimburse Parent for all documented out-of-pocket expenses of Parent and its subsidiaries, up to an amount of $1,000,000, incurred in connection with the transactions contemplated hereby.

      (ii) If the  Company  shall have  terminated  this  Agreement  pursuant to
      Section 8.01(e)(i), 8.01(e)(ii) or 8.01(f)(i), then Parent shall promptly reimburse the Company for all documented out-of-pocket expenses of Company and its subsidiaries, up to an amount of $1,000,000, incurred in connection with the transactions contemplated hereby.

           (iii)If Parent or Purchaser shall have terminated this Agreement pursuant to Section 8.01(d)(iii) or the Company shall have terminated this Agreement pursuant to Section 8.01(e)(iii), then in any such case the Company shall, (i) in the event of any such termination by Parent or Purchaser within one business day after the date of such termination, or
      (ii) in the event of any such termination by the Company, prior to such termination and as a condition to the effectiveness of such termination, pay Parent a termination fee of $5,000,000. In no event will the amounts received by Parent pursuant to this Section 8.02(b)(iii) and Section 8.02(b)(i) exceed, in the aggregate, $6,000,000.

           (iv) Notwithstanding any other provision hereof, no fee or expense reimbursement shall be paid pursuant to this Section 8.02(b) to any party who shall be in material breach of its obligations hereunder. For purposes of this clause (iv), Parent and Purchaser shall be deemed a single party.

      SECTION 8.03 Amendment. This Agreement may be amended by action taken by or on behalf of the Boards of Directors of the Company (excluding any representative of Parent or any subsidiary of Parent), Parent and Purchaser at any time before or after adoption of this Agreement by the stockholders of the Company but, after any such approval, no amendment shall be made which decreases the Transaction Consideration or otherwise adversely affects such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

      SECTION 8.04 Extension; Waiver. Subject to Section 1.01 hereof, at any time prior to the Effective Time, the parties hereto, by action taken by or on behalf of the respective Boards of Directors of the Company (excluding any representative of Parent or any subsidiary of Parent), Parent and Purchaser, may
(i) extend the time for the performance of any of the obligations or other acts of any other applicable party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (iii) waive compliance with any of the agreements of any other applicable party or with any conditions to its own obligations. Any agreement on the part of any other applicable party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                             ARTICLE IXMISCELLANEOUS

      SECTION 9.01 Survival of Representations and Warranties. The representations and warranties made in this Agreement shall not survive beyond the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties hereto, which by its terms contemplates performance after the Effective Time.

SECTION 9.02 Brokerage Fees and Commissions. Except for ING Barings, the Company hereby represents and warrants to Parent with respect to the Company, Parent hereby represents and warrants to the Company with respect to Parent and Purchaser, that no person is entitled to receive from the Company or Parent, respectively, or any of their respective subsidiaries or affiliates, any investment banking, brokerage or finder's fee or fees for financial consulting or advisory services in connection with this Agreement or the transactions contemplated hereby.

      SECTION 9.03 Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral (other than the agreement referred to in Section 6.03(b) hereof), among the parties or any of them with respect to the subject matter hereof, (b) shall be binding upon the parties hereto and their successors and permitted assigns and
(c) shall not be assigned by operation of law or otherwise, provided that Parent or Purchaser may assign its respective rights and obligations to any wholly owned, direct or indirect, subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder. It is understood and agreed that either Parent, Purchaser or any other direct wholly owned subsidiary of Parent may commence the Offer or purchase Shares thereunder (in which event, references herein to (and similar to) Purchaser purchasing Shares shall be deemed appropriately modified).

      SECTION 9.04 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

      SECTION 9.05 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or by next-day courier, or by facsimile transmission with confirmation of receipt to the respective parties as follows:

           If to Parent or Purchaser:

           Zale Corporation
           961 West Walnut Hill Lane
           Irving, TX 75038-1003
           Attention:  Alan Shor
           Facsimile No.: (972) 580-5336
           with a copy to:

           Zale Corporation
           901 West Walnut Hill Lane
           Irving, TX 75038-1003
           Attention:  Susan Lanigan
           Facsimile No.:  (972) 580-5336

           and a copy to:

           Troutman Sanders LLP
           600 Peachtree Street, NE
           Suite 5200
           Atlanta, GA 30308-2216
           Attention:  W. Brinkley Dickerson, Jr.
           Facsimile No.: (404) 885-3900

           If to the Company:

           Piercing Pagoda, Inc.
           3910 Adler Place
           Lehigh Valley, PA 18002-5007
           Attention: President
           Facsimile No.: (610) 694-9077

           with a copy to:

           Wolf, Block, Schorr and Solis-Cohen LLP
           1650 Arch Street, 22nd Floor
           Philadelphia, PA 19103
           Attention:  Jason M. Shargel
           Facsimile No.:  (215) 977-2334

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or sent by facsimile transmission, or one day after delivery to a courier for next-day delivery. Nothing in this Section 9.05 shall be deemed to constitute consent to the manner and address for service of process in connection with any legal proceeding (including litigation arising out of or in connection with this Agreement), which service shall be effected as required by applicable law.

      SECTION 9.06 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

      SECTION 9.07 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning of interpretation of this Agreement.

      SECTION 9.08 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

      SECTION 9.09 Expenses. Subject to Section 8.02(b), all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

      SECTION 9.10 Third Party Beneficiaries. Except for Sections 2.08, 6.06 and
6.07 which are intended to confer third party beneficiary rights on the persons referred to therein, this Agreement is not intended to, and does not, create any rights or benefits of any person other than the parties hereto.

      SECTION 9.11 Certain Definitions.

           (a) "Governmental Authority" means any United States federal, state, county or local or other governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal or judicial or arbitral body.

           (b) "subsidiary" shall mean, when used with reference to an entity, any corporation or other entity, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity.

           (c) "Material Adverse Effect" shall mean any adverse change in the financial condition, assets, liabilities, business or results of operations of the Company and its subsidiaries which is material to the Company and its subsidiaries taken as a whole or the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, excluding any changes relating to general economic or conditions affecting at any time the Company or any of its subsidiaries or the industry or industries in which any of them operate. Notwithstanding the foregoing, the Company may, at its option, include in the Disclosure Schedules items which would not have a Material Adverse Effect within the meaning of the previous sentence, and such inclusion shall not be deemed to be an acknowledgment by the Company that such items would have a Material Adverse Effect or further define the meaning of such term for purposes of this Agreement.

           (d) "person" shall include individuals, corporations, partnerships, limited liability companies, trusts, other entities and groups.

           (e) "knowledge of the Company" shall be deemed to include only the actual knowledge after reasonable inquiry of the directors and Executive Officers of the Company.

           (f) "Executive Officer" shall mean these individuals listed in Annex B to this Agreement.

           (g)  "Final Date" shall mean December 31, 2000.

           (h) "Environmental Law" shall mean any United States federal, state, local or non-United States laws relating to (i) releases or threatened releases of Hazardous Substances or material containing Hazardous Substances, (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances, or (iii) pollution or protection of the environment, health or natural resources.

           (i) "Hazardous Substances" shall mean (i) those substances defined in or regulated as hazardous or toxic substances, material or wastes under the following United States federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act, (ii) petroleum and petroleum products, including crude oil and any fractions thereof, (iii) natural gas, synthetic gas, and any mixtures thereof, (iv) polychlorinated biphenyls, asbestos and radon,
      (v) any other contaminant, and (vi) any substance, material or waste regulated as a hazardous or toxic substance, material or waste by any Governmental Authority pursuant to any Environmental Law.

      SECTION 9.12 Consent to Jurisdiction. Each of Parent, Purchaser and the Company irrevocably submits to the exclusive jurisdiction of (a) the courts of the State of Delaware, and (b) the United States District Court for the District of Delaware for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Parent and Purchaser irrevocably designate, appoint and empower Troutman Sanders LLP (Attention: W. Brinkley Dickerson, Jr., Esquire) Bank of America Plaza, 600 Peachtree Street, N.E. - Suite 5200, Atlanta, Georgia 30308, and the Company hereby irrevocably designates, appoints and empowers Wolf, Block, Schorr and Solis-Cohen LLP (Attention: Jason M. Shargel, Esquire) 1650 Arch Street, 22nd Floor, Philadelphia, PA 19103, in each case as its true and lawful agent and attorney-in-fact in its name, place and stead to receive and accept on its behalf service of process in any action, suit or proceeding in Pennsylvania with respect to any matters as to which it has submitted to jurisdiction as set forth in the immediately preceding sentence.

      SECTION 9.13 Construction; Interpretation. The parties hereby agree that any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed under seal on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                          ZALE CORPORATION


                          By:  /s/ Beryl Raff
                                Name: Beryl Raff
                              Title: President/CEO


                          JEWELRY EXPANSION CORP.


                              By: /s/ Alan P. Shor
                               Name: Alan P. Shor
                                Title: President


                          PIERCING PAGODA, INC.


                            By: /s/ John F. Eureyecko
                              Name:   John F. Eureyecko
                                Title: President

                                     ANNEX A

                                       to

Agreement and Plan of Merger1

      Conditions of the Offer. Notwithstanding any other provisions of the Offer or the Merger Agreement, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to a bidder's obligation to pay for or return tendered securities promptly after the termination or withdrawal of such bidder's offer) to pay for any Shares tendered pursuant to the Offer, and may extend, terminate or amend the Offer, unless (i) there are validly tendered and not withdrawn immediately prior to the expiration date of the Offer a number of Shares, which when added to the Shares then beneficially owned by Parent represent at least a majority of the total number of Shares outstanding on a fully diluted basis (the "Minimum Condition"), (ii) the waiting period (and any extension thereof) under the HSR Act applicable to the purchase of Shares pursuant to the Offer shall have expired or been terminated and all regulatory approvals required to consummate the Offer and the Merger shall have been obtained and shall remain in full force and effect or (iii) at any time on or after the date of the Agreement and prior to the expiration of the Offer any of the following conditions exists:

           (a) there shall be instituted or pending any suit, action or proceeding by any Governmental Authority which seeks to (i) restrain or prohibit the making or consummation of the Offer or the Merger or (ii) restrain or prohibit the performance of the Merger Agreement; (iii) restrain or prohibit Parent's ownership of all or any portion of the business and assets of the Company and its subsidiaries, or to compel Parent or its affiliates to dispose of or hold separate all or any portion of the business or assets of the Company; or (iv) impose or confirm any limitation on the ability of Parent or Purchaser or any affiliate of Parent or Purchaser to exercise effectively full rights of ownership of any Shares, including, without limitation, the right to vote any Shares acquired by Purchaser pursuant to the Offer or otherwise on all matters properly presented to the Company's shareholders; or

           (b) there shall have been any statute, rule, regulation, legislation or interpretation enacted, promulgated, amended, issued or deemed applicable to (i) Parent, the Company or any subsidiary or affiliate of Parent or the Company or (ii) any of the transactions contemplated by the Agreement, by any United States or non United States legislative body or Governmental Authority with appropriate jurisdiction, other than the routine application of the waiting period provisions of the HSR Act and in the other countries where a merger filing was necessary or advisable, to the Offer or the Merger, that is reasonably likely to result, directly or indirectly in any of the consequences referred to in clauses (i) through
      (iv) of paragraph (a) above;

           (c) (i) any representation or warranty made by the Company in the Merger Agreement that is qualified as to Material Adverse Effect is untrue at the time such representation or warranty was made or shall not be true and correct as of the date of consummation of the Offer (except for those representations and warranties made as of a particular date which need only be true and correct as of such date) or (ii) any representations or warranties made by the Company in the Merger Agreement that are not so qualified as to Material Adverse Effect shall not be true or correct in all respects as of the date of consummation of the Offer (except for those representations and warranties made as of a particular date which need only be true and correct as of such date), unless the failure of all such representations and warranties in this clause (ii) to be true and correct, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect; or

           (d) there shall have been a breach in any material respect by the Company (which breach has not been cured in all material respects) of any of its covenants or agreements contained in the Merger Agreement, except for any such breaches or failures to perform that would not have a Material Adverse Effect; or

           (e) the Merger Agreement shall have been terminated in accordance with its terms; or

           (f) the Company's Board of Directors or any committee thereof will have withdrawn or modified (including by amendment of the Schedule 14D-9) in a manner adverse to Parent or Purchaser its approval or recommendation of the Offer, the Merger Agreement or the Merger, or will have recommended to the Company's stockholders any Alternative Acquisition Proposal or will have adopted any resolution to effect any of the foregoing which, in the sole judgment of Purchaser in any such case, and regardless of the circumstances (including any action or omission by Purchaser) giving rise to any such condition, makes it inadvisable to proceed with such acceptance or payment; or

           (g) any Person (other than Parent or any of its subsidiaries) acquires beneficial ownership (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934), of at least 25% of the outstanding voting securities of the Company or is granted by the Company or any shareholder of the Company that is a party to the Tender and Voting
      Agreement any option or right to acquire at least 15% of such voting securities (as used herein, "Person" shall include any corporation, individual, partnership, limited liability company, trust, other entity or group (as defined in the Exchange Act), other than Parent or any of its affiliates (as defined in the Exchange Act)); or

           (h) Since the date of this Agreement, any change shall have occurred which has, or could reasonably be expected to have, a Material Adverse Effect; or

           (i) there shall be in effect a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States.

which, in the reasonable judgment of Parent or Purchaser in any such case, and regardless of the circumstances giving rise to any such condition, makes it inadvisable to proceed with such acceptance for payment or payment.

      The foregoing conditions are for the sole benefit of Purchaser and Parent and, subject to Section 1.01(a) of the Merger Agreement, may be asserted by Purchaser and Parent regardless of the circumstances giving rise to such condition or may be waived by Purchaser or Parent in whole or in part at any time and from time to time in its sole discretion, subject in each case to the terms of the Merger Agreement. The failure by Purchaser or Parent at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, each such right shall be deemed an ongoing right and may be asserted at any time and from time to time and the waiver of any such right with respect to particular facts and circumstances shall not be deemed to be a waiver with respect to any other facts and circumstances.

                                     ANNEX B

                          Agreement and Plan of Merger

                               EXECUTIVE OFFICERS


Richard H. Penske...............Chief Executive Officer
John F. EureyeckoPresident, Chief Operating Officer and Secretary
Sharon J. ZondagSenior Vice President - Store Operations
Barry R. ClauserSenior Vice President - Merchandise Operations
Gilbert P. HollanderSenior Vice President of Merchandise Purchasing
Brandon R. Lehman.............................Treasurer
Lisa E. Sankovsky..........Vice President - Real Estate
Richard J. McKeonDirector of Management Information Systems
Christopher J. Barone..............Corporate Controller